UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2023 (June 14, 2023)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 LAKESIDE BLVD., SUITE 300
THE WOODLANDS, Texas 77381
(Address of principal executive offices, including zip code)

(832) 709-2563
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
THCommon stock, par value $0.0001 per share	TH	NASDAQ
Warrants to purchase common stock	THWWW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2023, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) appointed Alex Hernandez, age 45, to serve as a member of the Board, effective immediately until his current term expires as of the date of the Company’s 2024 annual meeting of stockholders. Mr. Hernandez will serve as a member of the Audit and Compensation Committees of the Board and qualifies as an independent director under the independence standards established by the Nasdaq Stock Market. The Company announced the appointment of Mr. Hernandez in its June 20, 2023 press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Hernandez is an accomplished leader with over 20 years of experience in the power, utilities, renewables, nuclear, industrials and data center infrastructure sectors. From November 2021 through May 2023, he served as President, Chief Executive Officer and director Talen Energy Corporation, one of the largest competitive power companies in North America, as well as Chief Executive Officer of Cumulus Data, Inc., Talen Energy Corporation’s data center business which he founded, having previously served in various roles, including Chief Financial Officer of Talen Energy Corporation. From 2014 until 2015, Mr. Hernandez served as Chief Financial Officer, TerraForm Power Inc., which was sold to Brookfield Renewable Partners L.P. Earlier in his career, Mr. Hernandez worked for approximately 10 years, including as a managing director, at Goldman Sachs & Co., having joined the firm in 2005. Mr. Hernandez earned a Bachelor of Arts degree from Rice University, Bachelor of Science degree from the London School of Economics (general course), and a Master of Business Administration degree from Columbia University.

Mr. Hernandez will also enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2019.

There are no arrangements or understandings between Mr. Hernandez and any other persons pursuant to which he was appointed as a director. There are no transactions between Mr. Hernandez and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Hernandez will receive compensation for his Board and committee memberships based upon the levels described for non-employee directors in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders.

On June 14, 2023, Barbara J. Faulkenberry notified the Company of her decision to resign as a director from the Board, effective June 19, 2023. Ms. Faulkenberry advised the Company that her decision did not result from any disagreement with the Company, its management or the Board on any matter, whether related to the Company’s operations, policies, practices or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

99.1 Press Release, dated June 20, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: June 20, 2023		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary